Weave Communications Announces Third Quarter 2021 Financial Results

•Third quarter total revenue of $30.3 million, up 42% year-over-year
•Expanded vertical market presence by launching into the home services market
•22,553 customer locations now benefiting from the Weave Platform, up 31% year-over-year
LEHI, Utah—December 7, 2021 – Weave Communications, Inc. (NYSE: WEAV), a leading all-in-one customer communications and engagement software platform for small and medium-sized businesses, today announced its financial results for the three months ended September 30, 2021.
“Weave was started to enable small and medium sized businesses everywhere to unify, modernize and personalize every customer interaction. Today we provide these businesses with a purpose-built communications and software platform that is intuitive to use and offers a high ROI,” said CEO Roy Banks. “In the third quarter we continued executing our mission and grew revenue by 42% year-over-year. As we recently completed our IPO, we welcome our public shareholders to the very early innings of a large opportunity we are endeavoring to address. We believe we are well positioned to capitalize on the market and opportunity before us.”
Third Quarter 2021 Financial Highlights:
•Total revenue was $30.3 million, representing a 42% year-over-year increase compared to $21.4 million in the third quarter of 2020.
•GAAP loss from operations was $13.9 million, compared to an GAAP loss from operations of $10.1 million in the third quarter of 2020.
•Non-GAAP loss from operations was $10.0 million, compared to a non-GAAP loss from operations of $5.4 million in the third quarter of 2020.
•GAAP net loss attributable to common stockholders was $14.8 million, compared to a GAAP net loss attributable to common stockholders of $10.9 million in the third quarter of 2020.
•Non-GAAP net loss attributable to common stockholders was $10.3 million, compared to a non-GAAP net loss attributable to common stockholders of $5.7 million in the third quarter of 2020.
•GAAP net loss per share attributable to common stockholders was $1.03 on 14,317,575 weighted average shares outstanding, compared to a net loss per share attributable to common stockholders of $0.95 in the third quarter of 2020.
•Non-GAAP net loss per share attributable to common stockholders was $0.72 on 14,317,575 weighted average shares outstanding, compared to a non-GAAP net loss per share attributable to common stockholders of $0.50 in the third quarter of 2020.
•Adjusted EBITDA was $(9.1) million, compared to Adjusted EBITDA of $(5.0) million in the third quarter of 2020.
•Operating cash flow of $(3.3) million, compared to $(2.3) million in the third quarter of 2020.
•Free cash flow of $(6.4) million, compared to $(2.8) million in the third quarter of 2020.

•Dollar-Based Net Retention Rate (NRR) was 104% as of September 30, 2021, reflecting ongoing customer acceptance and utilization of our platform.
•Dollar-Based Gross Retention Rate (GRR) was 93% as of September 30, 2021, reflecting product-market fit and our ability to retain our customers.
Business Highlights
•Priced our initial public offering on November 10, 2021 and raised $111.6 million in net proceeds.
•We added key integration partnerships with Quickbooks Online and Sycle in the third quarter, laying the foundation for new market growth in the home services vertical and deeper penetration into a sub-vertical of audiology.
•We added 1,326 net new customer locations in the three months ended September 30, 2021 and had 22,553 customer locations as of September 30, 2021.
•In the third quarter, Weave was Certified by Great Place to Work, adding to a number of workplace recognitions the company achieved in 2021. .
•Weave was recognized for our company growth by being named to the Forbes Cloud 100 and Utah Business Fast 50 in August, marking repeat appearances on both lists.
•Our product continues to be receive accolades in key verticals for its performance, and Weave was named a Cellerant Best of Class award winner in September, a notable recognition in the dental community.
•Ashish Chaudhary was promoted to Chief Technology Officer in August, aligning our product and engineering organizations to drive technological developments moving forward.
Financial Fourth Quarter and Full Year 2021 Outlook

	Fourth Quarter	Full Year
Total revenue (in millions)	$31.5 - $32.5	$115.5 - $116.5
Non-GAAP loss from operations (in millions)	$(11.0) - $(10.0)	$(36.5) - $(35.5)
Non-GAAP loss from operations, non-GAAP net loss and adjusted EBITDA excludes estimates for, among other things, equity-based compensation expense. A reconciliation of these non-GAAP financial guidance measures to corresponding GAAP financial guidance measures is not available on a forward-looking basis because we do not provide guidance on GAAP net loss and are not able to present the various reconciling cash and non-cash items between GAAP net loss and non-GAAP net loss without unreasonable effort. In particular, equity-based compensation expense is impacted by our future hiring and retention needs, as well as the future fair market value of our common stock, all of which is difficult to predict and is subject to constant change. The actual amount of these expenses during 2021 will have a significant impact on our future GAAP financial results.
Webcast
The company will host a conference call for analysts and investors on Tuesday, December 7, 2021, beginning at 5 p.m. EST.
Individuals interested in listening to the conference call may do so by dialing (929) 477-0591 or (866) 248-8441 for toll free. Please reference the following conference ID: 4823211. The live webcast and a webcast replay of the conference call can be accessed from the investor relations page of Weave's website at investors.getweave.com.
Partial Early Lock-Up Release
Beginning at the opening of trading on Friday, December 10, 2021 and ending at the close of trading on December 15, 2021, Weave’s current and former employees (excluding our directors and executive officers) are permitted, pursuant to the terms of lock-up agreements they have entered into with Goldman Sachs & Co. LLC, BofA Securities, Inc., and Citigroup Global Markets, as representatives of the underwriters for Weave’s recent initial public offering, to sell up to 25% of their vested shares (including shares issuable upon exercise of vested options). Accordingly, Weave estimates that up to 1,103,644 shares will become eligible for sale in the public market at the open of trading on December 10, 2021.
About Weave
Weave is the all-in-one customer communications and engagement platform for small business. From the first phone call to the final invoice and every touchpoint in between, Weave connects the entire customer journey. Weave's software solutions transform how local businesses attract, communicate with and engage customers to grow their business. The first Utah company to join Y Combinator, Weave has set the bar for Utah startup achievement & work culture. In the past year, Weave has been included in the Forbes Cloud 100, Inc. 5000 fastest-growing companies in America, and Glassdoor Best Places to Work. To learn more, visit www.getweave.com/newsroom/.
Forward Looking Statements
This press release and the accompanying conference call contain forward-looking statements including, among others, current estimates of fourth quarter and full year 2021 revenue and non-GAAP loss from operations and statements relating to our market and opportunity.
These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: our ability to attract new customers, retain existing customers, and increase our customers’ use of our platform; our ability to manage our growth; the impact of the global COVID-19 pandemic on our company; our ability to maintain and enhance our brand and increase market awareness of our company, platform and products; customer adoption of our platform and products; expansion into new vertical markets; customer acquisition costs and sales and marketing strategies; competition; our ability to enhance our platform and products; interruptions in service; general business and economic conditions; and the risks described in the filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in the final prospectus for our initial public offering, which was filed with the Securities and Exchange Commission (SEC) on November 12, 2021 and the risks described under the heading “Risk Factors” in our subsequent Quarterly Report on Form 10-Q, which should be read in conjunction with our financial results and forward-looking statements and are available on the SEC Filings section of the Investor Relations page of our website at investors.getweave.com/.
All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Channels for Disclosure of Information
Weave Communications uses the investor relations page on our website, blog posts on our website, press releases, public conference calls, webcasts, our twitter feed (@getweave), our Facebook page, and our LinkedIn page as the means of complying with our disclosure obligations under Regulation FD. We encourage investors, the media, and others to follow the channels listed above, in addition to following

Weave Communications’ press releases, SEC filings, and public conference calls and webcasts, and to review the information disclosed through such channels.
Supplemental Financial Information
Dollar-Based Net Revenue Retention (NRR)
For retention rate calculations, we use adjusted monthly revenue (AMR), which is calculated for each location as the sum of (i) the subscription component of revenue for each month and (ii) the average of the trailing-three-month recurring payments revenue. To calculate our NRR, we first identify the cohort of locations (the Base Locations) that were active in a particular month (the Base Month). We then divide AMR for the Base Locations in the same month of the subsequent year (the Comparison Month), by AMR in the Base Month to derive a monthly NRR. We derive our annual NRR as of any date by taking a weighted average of the monthly net retention rates over the trailing twelve months prior to such date.
Dollar-Based Gross Revenue Retention (GRR)
To calculate our GRR, we first identify the cohort of locations (the Base Locations) that were under subscription in a particular month (the Base Month). We then calculate the effect of reductions in revenue from customer location terminations by measuring the amount of AMR in the Base Month for Base Locations still under subscription twelve months subsequent to the Base Month (Remaining AMR). We then divide Remaining AMR for the Base Locations by AMR in the Base Month for the Base Locations to derive a monthly gross retention rate. We calculate GRR as of any date by taking a weighted average of the monthly gross retention rates over the trailing twelve months prior to such date. GRR reflects the effect of customer locations that terminate their subscriptions, but does not reflect changes in revenue due to revenue expansion, revenue contraction, or addition of new customer locations.
Non-GAAP Financial Measures
In this press release, Weave Communications has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). We disclose the following historical non-GAAP financial measures in this press release: non-GAAP operating income (loss), non-GAAP net loss, and non-GAAP net loss per share, Adjusted EBITDA, and free cash flow. We use these non-GAAP financial measures internally in analyzing our financial results and evaluating our ongoing operational performance. We believe that these non-GAAP financial measures provide an additional tool for investors to use in understanding and evaluating ongoing operating results and trends in the same manner as our management and board of directors. Our use of these non-GAAP financial measures has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. Because of these and other limitations, you should consider these non-GAAP financial measures along with other GAAP-based financial performance measures, including various cash flow metrics, operating income (loss), net loss, and our GAAP financial results. We have provided a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures in the tables included in this press release, and investors are encouraged to review the reconciliation.
Non-GAAP net loss and non-GAAP net loss per share
We define non-GAAP net loss as GAAP net loss attributable to common stockholders less equity-based compensation expense. Non-GAAP net loss per share is calculated as non-GAAP net loss divided by the diluted weighted-average shares outstanding.
Non-GAAP operating income (loss)

We define non-GAAP operating income (loss) as GAAP operating income (loss) less equity-based compensation expense.
Adjusted EBITDA
EBITDA is defined as earnings before interest expense, provision for taxes, depreciation, and amortization. Our depreciation adjustment includes depreciation on operating fixed assets and does not include depreciation on phone hardware provided to our customers. We further adjust EBITDA to exclude equity-based compensation expense, a non-cash item. We believe that adjusted EBITDA provides management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations. Additionally, management uses adjusted EBITDA to measure our financial and operational performance and prepare our budgets.
Free Cash Flow
We define free cash flow as net cash used in operating activities, less purchases of property and equipment and capitalized internal-use software costs. We believe that free cash flow is a useful indicator of liquidity that provides useful information to management and investors, even if negative, as it provides information about the amount of cash consumed by our combined operating and investing activities. For example, as free cash flow has been negative, we have needed to access cash reserves or other sources of capital for these investments.
The foregoing non-GAAP financial measures have a number of limitations. For example, the non-GAAP financial information presented above may be determined or calculated differently by other companies and may not be directly comparable to that of other companies. In addition, free cash flow does not reflect our future contractual commitments and the total increase or decrease of our cash balance for a given period. Further, Adjusted EBITDA excludes some costs, namely, non-cash equity-based compensation expense. Therefore, adjusted EBITDA does not reflect the non-cash impact of equity-based compensation expense or working capital needs, that will continue for the foreseeable future. All of these limitations could reduce the usefulness of these non-GAAP financial measures as analytical tools.
Investor Relations Contact
The Blueshirt Group
ir@getweave.com
Media Contact
Kali Geldis
Director of Communications
pr@getweave.com

WEAVE COMMUNICATIONS, INC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands except share amounts)

	As of September 30, 2021	As of December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$40,391	$55,698
Accounts receivable	4,580	2,544
Deferred contract acquisition costs, net	8,729	7,178
Prepaid expenses and other current assets	4,010	2,254
Total current assets	57,710	67,674
Non-current assets:
Property and equipment, net	24,985	18,294
Deferred contract acquisition costs, net, less current portion	7,852	6,208
Other non-current assets	2,327	797
TOTAL ASSETS	92,874	92,973
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	4,498	3,400
Accrued liabilities	16,118	10,286
Deferred revenue	28,425	22,851
Current portion of capital lease obligations	8,573	7,086
Current portion of long-term debt	—	400
Total current liabilities	57,614	44,023
Non-current liabilities:
Deferred rent	3,141	1
Capital lease obligations, less current portion	7,481	7,356
Long-term debt	9,995	3,600
Total liabilities	78,231	54,980
COMMITMENTS AND CONTINGENCIES
Redeemable convertible preferred stock
Redeemable convertible preferred stock, $0.00001 par value per share; 43,836,109 shares authorized, issued and outstanding as of September 30, 2021,and December 31, 2020, respectively; liquidation preference of $160,764 and $159,073 as of September 30, 2021 and December 31, 2020, respectively	151,938	151,938
Stockholders' deficit:
Common stock, $0.00001 par value per share; 71,384,328 and 65,084,328 shares authorized as of September 30, 2021 and December 31, 2020, respectively; 14,759,718 and 11,882,286 issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	30,548	16,261
Accumulated deficit	(167,830)	(130,208)
Accumulated other comprehensive (loss) income	(13)	2
Total stockholders' deficit	(137,295)	(113,945)
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT	$92,874	$92,973

WEAVE COMMUNICATIONS, INC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$30,302	$21,388	$84,031	$56,123
Cost of revenue	12,868	9,214	35,693	24,503
Gross profit	17,434	12,174	48,338	31,620
Operating expenses:
Sales and marketing	16,021	8,882	42,475	28,699
Research and development	6,195	5,414	19,902	14,354
General and administrative	9,131	8,024	22,717	19,048
Total operating expenses	31,347	22,320	85,094	62,101
Loss from operations	(13,913)	(10,146)	(36,756)	(30,481)
Other income (expense):
Interest expense	(303)	(274)	(876)	(792)
Other income (expense)	(4)	16	10	238
Net loss	$(14,220)	$(10,404)	$(37,622)	$(31,035)
Less: cumulative dividends on redeemable convertible preferred stock	(585)	(538)	(1,691)	(1,564)
Net loss attributable to common stockholders	$(14,805)	$(10,942)	$(39,313)	$(32,599)
Net loss per share attributable to common stockholders - basic and diluted	$(1.03)	$(0.95)	$(2.97)	$(2.91)
Weighted-average common shares outstanding - basic and diluted	14,317,575	11,521,625	13,250,767	11,214,369

WEAVE COMMUNICATIONS, INC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Nine Months Ended September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(37,622)	$(31,035)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	8,751	6,830
Provision for losses on accounts receivable	227	195
Amortization of contract acquisition costs	6,846	4,892
Equity-based compensation	11,047	10,081
Changes in operating assets and liabilities:
Accounts receivable	(2,263)	(1,833)
Contract acquisition costs	(10,041)	(7,055)
Prepaid expenses and other assets	(1,466)	(1,053)
Accounts payable	(335)	(65)
Accrued liabilities	5,832	(930)
Deferred revenue	5,567	5,008
Deferred rent	3,140	(108)
Net cash used in operating activities	(10,317)	(15,073)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(5,730)	(1,138)
Capitalized internal-use software costs	(1,929)	(1,027)
Net cash used in investing activities	(7,659)	(2,165)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from advance on line of credit	5,995	—
Paid deferred offering costs	(745)	—
Principal payments on capital lease obligations	(5,821)	(4,224)
Proceeds from stock option exercises	3,240	732
Net cash provided by (used in) financing activities	2,669	(3,492)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(15,307)	(20,730)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	55,698	80,225
CASH AND CASH EQUIVALENTS, END OF PERIOD	$40,391	$59,495
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$876	$792
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Equipment purchases financed with accounts payable	334	15
Equipment purchases financed with capital leases	7,433	7,433
Accrued unpaid deferred offering costs	1,075	—

WEAVE COMMUNICATIONS, INC
DISAGGREGATED REVENUE AND COST OF REVENUE
(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Subscription and payment processing:
Revenue	$28,377	$19,687	$78,509	$52,154
Cost of revenue	7,523	5,303	21,052	13,771
Gross profit	$20,854	$14,384	$57,457	$38,383
Gross margin	73%	73%	73%	74%

Onboarding:
Revenue	$1,016	$1,012	$3,088	$2,118
Cost of revenue	3,055	2,035	8,048	5,570
Gross profit	$(2,039)	$(1,023)	$(4,960)	$(3,452)
Gross margin	(201)%	(101)%	(161)%	(163)%

Hardware:
Revenue	$909	$689	$2,434	$1,851
Cost of revenue (depreciation of phone hardware over a 3-year useful life)	2,290	1,876	6,593	5,162
Gross profit	$(1,381)	$(1,187)	$(4,159)	$(3,311)
Gross margin	(152)%	(172)%	(171)%	(179)%

WEAVE COMMUNICATIONS, INC
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:

Non-GAAP gross profit
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Gross profit	$17,434	$12,174	$48,338	$31,620
Equity-based compensation add back	139	76	418	220
Non-GAAP gross profit	$17,573	$12,250	$48,756	$31,840

Non-GAAP operating expenses
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Sales and marketing	$16,021	$8,882	$42,475	$28,699
Equity-based compensation excluded	(693)	(153)	(1,504)	(471)
Non-GAAP sales and marketing	$15,328	$8,729	$40,971	$28,228

Research and development	$6,195	$5,414	$19,902	$14,354
Equity-based compensation excluded	(575)	(496)	(2,991)	(1,163)
Non-GAAP research and development	$5,620	$4,918	$16,911	$13,191

General and administrative	$9,131	$8,024	$22,717	$19,048
Equity-based compensation excluded	(2,547)	(3,974)	(6,134)	(8,227)
Non-GAAP general and administrative	$6,584	$4,050	$16,583	$10,821

Non-GAAP loss from operations
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Loss from operations	$(13,913)	$(10,146)	$(36,756)	$(30,481)
Equity-based compensation add back	3,954	4,699	11,047	10,081
Non-GAAP loss from operations	$(9,959)	$(5,447)	$(25,709)	$(20,400)

Non-GAAP net loss
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss attributable to common stockholders	$(14,805)	$(10,942)	$(39,313)	$(32,599)
Equity-based compensation add back	3,954	4,699	11,047	10,081
Non-cash cumulative dividends on redeemable convertible preferred stock	585	538	1,691	1,564
Non-GAAP net loss attributable to common stockholders	$(10,266)	$(5,705)	$(26,575)	$(20,954)

GAAP net loss per share attributable to common stockholders - basic and diluted	$(1.03)	$(0.95)	$(2.97)	$(2.91)
Non-GAAP net loss per share attributable to common stockholders - basic and diluted	$(0.72)	$(0.50)	$(2.01)	$(1.87)

Weighted-average common shares outstanding - basic and diluted	14,317,575	11,521,625	13,250,767	11,214,369

Adjusted EBITDA
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss	$(14,220)	$(10,404)	$(37,622)	$(31,035)
Interest on outstanding debt	303	274	876	792
Tax expense (benefit)	—	—	—	—
Depreciation	620	390	1,583	1,133
Amortization	239	77	513	426
Equity-based compensation	3,954	4,699	11,047	10,081
Adjusted EBITDA	$(9,104)	$(4,964)	$(23,603)	$(18,603)

Free Cash Flow
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net cash used in operating activities	$(3,274)	$(2,300)	$(10,317)	$(15,073)
Less: Purchase of property and equipment	(2,292)	(349)	(5,730)	(1,138)
Less: Capitalized internal-use software	(823)	(121)	(1,929)	(1,027)
Free cash flow	$(6,389)	$(2,770)	$(17,976)	$(17,238)